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                                                                   EXHIBIT 10.44

                           FIRST AMENDMENT TO LEASE
                           ------------------------

     THIS FIRST AMENDMENT TO LEASE ("Amendment") is made as of November 1, 1999, by and between PENINSULA OFFICE PARK ASSOCIATES, L.P., a California limited liability company ("Landlord"), and TRINTECH, INC., a California corporation ("Tenant").
                                   Recitals
                                   --------

     A. Landlord and Tenant entered into a Lease Agreement dated May 28, 1999 (the "Lease") by which Landlord leased to Tenant and Tenant leased from Landlord Suite 220 (the "Existing Premises") containing approximately 7,250 rentable square feet of office space on the 2nd floor of the building known as Peninsula Office Park 5 located at 2755 Campus Drive, San Mateo, California (the "Building").

     B. The Term of the Lease is scheduled to expire July 31, 2004 (the "Expiration Date").

     C. Landlord and Tenant desire to amend the Lease to (i) provide for Tenant to lease Suite 205 (the "Additional Space") containing approximately 4,059 rentable square feet of office space on the 2nd floor of the Building; and
(ii) make certain other changes in the Lease, all upon and subject to the terms and conditions set forth in this Amendment. The approximate configuration and location of the Additional Space is shown on Exhibit A.
                                             ---------

     NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements of the parties herein, Landlord and Tenant agree as follows:

1.   Capitalized Terms. Capitalized terms not otherwise defined in this
     -----------------
     Amendment shall have the meaning given them in the Lease.

2.   Leasing of Additional Space. Landlord leases to Tenant and Tenant leases
     ---------------------------
     from Landlord the Additional Space for a term commencing the earlier the date Landlord delivers possession of the Additional Space to Tenant following the date Landlord obtains possession of the Additional Space from the Existing Tenant (as hereinafter defined), or (b) March 15, 2000 (the "Additional Space Commencement Date"), and unless sooner terminated, expiring on the Expiration Date.

3.   Existing Tenant. Tenant acknowledges and agrees that the Additional Space
     ---------------
     is leased and occupied by an existing tenant (the "Existing Tenant") in accordance with a lease which expires February 29, 2000. Landlord agrees to use good faith efforts to regain possession of the Additional Space from the Existing Tenant and to deliver possession of the Additional Space to Tenant following expiration of the lease with the Existing Tenant. Landlord shall not be liable for any claims, damages or liabilities

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     if Landlord is unable to deliver possession of the Additional Space to
     Tenant following expiration of the lease with the Existing Tenant.

4.   Premises following the Additional Space Commencement Date. Commencing on
     ---------------------------------------------------------
     the Additional Space Commencement Date and continuing through the Expiration Date, except as a provision herein applies only to the Additional Space, the Additional Space shall be included in the "Premises" for all purposes under the Lease (and the "Premises" shall consist of both the Existing Premises and the Additional Space; totaling approximately 11,309 rentable square feet of office space).

5.   Base Rent for Additional Space. In addition to the Base Rent payable by
     ------------------------------
     Tenant to Landlord for the Existing Premises, commencing on the Additional Space Commencement Date and continuing until the Expiration Date, Tenant shall pay the following Base Rent for the Additional Space:

     Months following
     ----------------
     Additional Space
     ----------------
     Commencement Date:            Base Rent:
     -----------------             ---------

     Months 01 - 12:               $3.75 per rentable square foot per month
     Months 13 - 24:               $3.85 per rentable square foot per month
     Months 25 - 36:               $3.95 per rentable square foot per month
     Months 37 - 48:               $4.05 per rentable square foot per month
     Months 49 - Expiration Date:  $4.15 per rentable square foot per month

6.   Condition of Additional Space. Tenant has inspected and examined the
     -----------------------------
     Additional Space and has elected to lease the Additional Space on a strictly "AS IS" basis, with "all faults", and with no responsibility upon Landlord to demolish, clean, repair, or reconstruct the Additional Space or to remove any personal property, improvements or materials therefrom prior to or after delivery of the Additional Space. Tenant shall be solely responsible for making any alterations or improvements to the Additional Space required or desired by Tenant, subject to and in accordance with the provisions of Article 6 -Alterations - of the Lease, which Alterations may be made by Tenant at any time after the Additional Space Commencement Date using Webcor Builders ("Webcor") as general contractor. Tenant shall contract directly with Webcor for any such Alterations. Landlord shall contribute up to $18,265.50 ("Landlord's Allowance") toward the cost of toward the cost of the design (including preparation of plans), construction and installation of the Alterations in the Additional Space. Landlord shall pay Landlord's Allowance to Tenant within thirty (30) days following (a) the date Tenant notifies Landlord that the Alterations have been completed in accordance with the plans and specifications approved by Landlord, (b) Landlord has inspected the Alterations to verify that such Alterations have been completed in accordance with such approved plans and specifications, and (c) Tenant provides Landlord written evidence that Tenant has paid in full the costs of such Alterations,

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     and that no lien will be filed by any contractor, subcontractor or supplier in connection with such Alterations.

7.   Tenants Share. From and after the Additional Space Commencement Date,
     -------------
     Tenant's Share shall be 14.20%.

8.   Base Year. The Base Year for the Additional Space shall be calendar year
     ---------
     2000. The Base Year for the Existing Premises remains unchanged.

9.   Security Deposit. Upon Tenant's execution and delivery of this Amendment to
     ----------------
     Landlord, Tenant shall deliver $65,755.80 as an additional Security Deposit to be held by Landlord in accordance with the provisions of Section 4 of the Lease.

10.  Brokers Tenant warrants and represents to Landlord that in the negotiating
     -------
     or making of this Amendment neither Tenant nor anyone acting on Tenant's behalf has dealt with any real estate broker or finder who might be entitled to a fee or commission for this Amendment. Tenant agrees to indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord, asserted by any broker or finder for a fee or commission, based upon any dealings with or statements made by Tenant or its representatives. Landlord agrees to indemnify and hold Tenant harmless from and against any claim by third parties claiming by, through, or under Landlord for commissions due or alleged to be due in connection with this Amendment.

11.  Ratification of Lease. Except as expressly amended by this Amendment, the
     ---------------------
     Lease remains in full force and effect without modification. The Lease and this Amendment are fully integrated and each reference to any provision of the Lease shall be deemed to refer to such provision of the Lease as it may be amended in this Amendment. The Lease and this Amendment constitute the entire agreement between Landlord and Tenant regarding the subject matters contained herein, and supersedes all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. This Amendment shall become effective as a binding agreement only if and when Amendment executes this Amendment following execution by Tenant and delivers a fully executed copy to Tenant.

12.  Authority. Each of the persons executing this Amendment on behalf of
     ---------
     Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Amendment and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Amendment.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of date of this Amendment.

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TENANT:                                 LANDLORD:


TRINTECH, INC.,                         PENINSULA OFFICE PARK
a California corporation                ASSOCIATES, L.P.,
                                        a California limited partnership


By:    /s/ John McGuire                 By: CORNERSTONE HOLDINGS, LLC,
       -----------------------
Name:      John McGuire                     a Delaware limited liability company
       -----------------------
Title:     CEO                              General Partner
       -----------------------


By:    /s/ Eugene Tighe                 By:    /s/ Robert Paratte
       -----------------------                 ----------------------------
Name:      Eugene Tighe                 Name:      Robert Paratte
       -----------------------                 ----------------------------
Title:     Controller                   Title: ____________________________
       -----------------------

(For corporate entities, signature by TWO corporate officers is required: one by (x) the chairman of the board, the president, or any vice president; and the other by (y)the secretary, any assistant secretary, the chief financial officer, or any assistant treasurer.)

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                                  EXHIBIT A
                                  -----------

                       ATTACHED TO AND FORMING A PART OF
                           FIRST AMENDMENT TO LEASE
                         DATED AS OF NOVEMBER 1, 1999
                                   BETWEEN
             PENINSULA OFFICE PARK ASSOCIATES, L.P. AS LANDLORD,
                                     AND
                   TRINTECH, INC., AS TENANT ("AMENDMENT")

                             THE ADDITIONAL SPACE
                             --------------------



                             [Image - Floor Plan]
                             --------------------




                                 Second Floor
           --------------------------------------------------------
           Peninsula Office Park - 2755 Campus Drive, San Mateo, CA

                                                INITIALS:
                                                Landlord  /s/ [ILLEGIBLE]^^
                                                          -----------------
                                                Tenant    /s/ [ILLEGIBLE]^^
                                                          -----------------